UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) ofthe Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2011

SOLANBRIDGE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada	0-49632	98-0361151
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

11811 North Freeway, Suite 500, Houston , Texas	77060

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 225-1372

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On March 3, 2011, Solanbridge Group Inc. (the “Company”) entered into a Drawdown Equity Financing Agreement (the "Agreement") with Auctus Private Equity Fund, LLC, Massachusetts corporation (“Auctus”).  Under the terms of the Agreement,the Company shall issue and sell to Auctus, from time to time, and Autus shall purchase from the Company, up to Ten Million Dollars ($10,000,000) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Pursuant to the Agreement, the Company, at its sole and exclusive option, may issue and sell to Auctus, and, except for conditions outside of Auctus’s control, Auctus shall be obligated to purchase from the Company, shares of the Common Stock by the delivery, in the Company’s sole discretion, of drawdown notices (each, a “Notice”).  The number of shares of Common Stock that Auctus shall purchase pursuant to each Notice shall be determined by dividing the amount of funds requested by the Company in the Notice by the purchase price.  The purchase price shall be set at ninety-three percent (93%) of the lowest closing bid price of the common stock during the five trading day period prior to the date of the Notice.

Also on March 3, 2011, the Company entered into a Registration Rights Agreement (the "RRA") with Auctus.  Under the terms of the RRA, the Company agreed to prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-1 registering a sufficient number of the Common Stock to cover the commitment made by Auctus in the Agreement.  The Company shall use all commercially reasonable efforts to have the registration statement(s) declared effective by the SEC within one hundred and twenty (120) calendar days from the date of the RRA.

Prior to the date of the Agreement and the RRA, the Company and Auctus had no interaction, other than the negotiation of the Agreement and RRA.

The Company is based in Houston, Texas.  The Company had an initial background in thermal technologies.  Thereafter, the Company broadened the scope of its activities to include the development, distribution, marketing and sales of alternative, renewable and waste to energy technologies.  The Company plans to become a diversified holding company with additional interests in real estate acquisition and management and also telecom equipment sales and installation. The shares of Solanbridge Group, Inc. trade on the OTCQB under the stock symbol “SLNX”.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Drawdown Equity Financing Agreement, dated March 3, 2011, by and between Solanbridge Group, Inc. and Auctus Private Equity Fund, LLC.

10.2	Registration Rights Agreement, dated March 3, 2011, by and between Solanbridge Group, Inc. and Auctus Private Equity Fund, LLC.

99.1	Press release of Solanbridge Group, Inc., dated March 9,2011.

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOLANBRIDGE GROUP, INC.

Date: March 9, 2011	By:	/s/ Charles R. Shirley
Charles R. Shirley, CEO